As filed with the Securities and Exchange Commission on May 4, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon	26-1449404
(State of incorporation)	(IRS Employer Identification No.)

2034 West 2nd Avenue

Eugene, Oregon 97402

(Address, including zip code, of registrant’s principal executive offices)

Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan

(Full title of the plans)

Douglas M. Campoli

Chief Financial Officer

2034 West 2nd Avenue

Eugene, Oregon 97402

(541) 683-6293

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim, Esq.

Nelson Mullins Riley & Scarborough LLP

Glenlake One, Suite 200

4140 Parklake Avenue

Raleigh, North Carolina 27612

(919) 329-3804

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value per share	1,000,000	$2.11	$2,110,000	$273.88
TOTAL	1,000,000	$2.11	$2,110,000	$273.88

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) registers 1,000,000 shares of common stock, no par value per share (the “Common Stock”), of Arcimoto, Inc., an Oregon corporation (the “Company” or “Registrant”), for issuance pursuant to the Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan (the “2018 Stock Plan”).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminant number of shares being offered or issued pursuant to the 2018 Stock Plan as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on April 30, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Arcimoto, Inc., an Oregon corporation (the “Company” or “Registrant”), to register an additional 1,000,000 shares of its common stock, no par value per share (the “Common Stock”), for issuance under the Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan (the “2018 Stock Plan”), which Common Stock is in addition to the 1,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2018 (File No. 333-225961) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as the securities issuable under the 2018 Stock Plan that were registered on the Registrant’s Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants in the 2018 Stock Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428(b)(2) of the Securities Act, the Company has not filed such documents with the Commission, but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 14, 2020;

(b)	The Registrant’s Current Reports on Form 8-K, filed with the Commission pursuant to Section 13(a) of the Exchange Act on January 28, 2020, February 6, 2020 (excluding Item 7.01), March 20, 2020, April 17, 2020 (as amended April 20, 2020); and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the Commission on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the Commission on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1(a)	Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1(a) of Registrant’s Form 10-K filed with the Commission on March 29, 2019).

4.1(b)	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Arcimoto, Inc. (incorporated by reference to Exhibit 3.1(b) of Registrant’s Form 10-K filed with the Commission on March 29, 2019).

4.2	Second Amended and Restated Bylaws of Arcimoto, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Form 1-A filed with the Commission on August 8, 2017).

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.

10.4	Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.4 of Registrant’s Form 8-K filed with the Commission on June 13, 2018).

23.1*	Consent of dbbmckennon, Independent Registered Public Accounting Firm.

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on the 4th day of May, 2020.

ARCIMOTO, INC.

By:	/s/ Mark Frohnmayer
Mark Frohnmayer
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Frohnmayer and Douglas Campoli, and each of his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark Frohnmayer	President, Chief Executive Officer and	May 4, 2020
Mark Frohnmayer	Chairman of the Board of Directors (principal executive officer)

/s/ Douglas Campoli	Chief Financial Officer (principal financial and	May 4, 2020
Douglas Campoli	accounting officer)

/s/ Terry Becker	Chief Operating Officer and Director	May 4, 2020
Terry Becker

/s/ Joshua S. Scherer	Director	May 4, 2020
Joshua S. Scherer

/s/ Jesse G. Eisler	Director	May 4, 2020
Jesse G. Eisler

/s/ Nancy Calderon	Director	May 4, 2020
Nancy Calderon